Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-27621) pertaining to The E.W. Scripps Company 1997 Deferred Compensation and Stock Plan for Directors, as amended

2.	Registration Statement (Form S-8 No. 333-89824) pertaining to The E.W. Scripps Company Long-Term Incentive Plan

3.	Registration Statement (Form S-8 No. 333-125302) pertaining to The E. W. Scripps Company Amended and Restated 1997 Long-Term Incentive Plan

4.	Registration Statement (Form S-8 No. 333-27623) pertaining to The E.W. Scripps Company Non-Employee Directors’ Stock Option Plan

5.	Registration Statement (Form S-8 No. 333-40767) pertaining to The E.W. Scripps Company Employee Stock Purchase Plan (1997)

6.	Registration Statement (Form S-8 No. 333-120185) pertaining to The E.W. Scripps Company Employee Stock Purchase Plan (2004)

7.	Registration Statement (Form S-8 No. 333-151963) pertaining to The E. W. Scripps Company Employee Stock Purchase Plan (2008)

8.	Registration Statement (Form S-8 No. 333-167089) pertaining to The E. W. Scripps Company 2010 Long-Term Incentive Plan

of our report dated August 31, 2011, with respect to the audited financial statements of McGraw-Hill Broadcasting Company, Inc., as of and for the year ended December 31, 2010 included in the Current Report (Form 8-K) of The E.W. Scripps Company, as of this date.

/s/ Ernst & Young LLP

New York, New York

March 9, 2012